Exhibit 99.(m)(4)(i)

Schedule A

to the Institutional Class Sub-Accounting Services Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of April 30, 2021

Baillie Gifford Asia Ex Japan Fund

Baillie Gifford China A Shares Growth Fund

Baillie Gifford Developed EAFE All Cap Fund

Baillie Gifford EAFE Plus All Cap Fund

Baillie Gifford Emerging Markets Equities Fund

Baillie Gifford Global Alpha Equities Fund

Baillie Gifford Global Stewardship Equities Fund

Baillie Gifford International Alpha Fund

Baillie Gifford International Concentrated Growth Equities Fund

Baillie Gifford International Growth Fund

Baillie Gifford International Smaller Companies Fund

Baillie Gifford Japan Growth Fund

Baillie Gifford Long Term Global Growth Fund

Baillie Gifford Multi Asset Fund

Baillie Gifford Positive Change Equities Fund

Baillie Gifford U.S. Discovery Fund

Baillie Gifford U.S. Equity Growth Fund

BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By	/s/ Lindsay Cockburn

Name: Lindsay Cockburn

Title: Treasurer

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name: Dickson Jackson

Title: Director

[Amended and Restated Schedule A to the Institutional Class Sub-Accounting Services Agreement for the Baillie Gifford Funds]